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EXHIBIT 16

[HASKELL & WHITE LETTERHEAD]


February___, 2004

Securities and Exchange Commission
450 Fifth St.
Washington D.C.

Dear Sirs:

Re: Voyager One, Inc.

This is to confirm that the Client-Auditor relationship between Voyager One, Inc. and Haskell & White, LLP., Certified Public Accountant, has ceased.

We have read Item 4 of the Report on Form 8-K of Voyager One, Inc. and we agree with statements contained therein as they relate to our firm as the auditors.


Very truly yours,

/s/Haskell & White
-----------------------------
Haskell & White


Cc: Voyager One, Inc.